Exhibit 4.1

SECOND SUPPLEMENTAL INDENTURE

THIS SECOND SUPPLEMENTAL INDENTURE, dated as of February 12, 2013 (this “Second Supplemental Indenture”), is by and among EXCO Resources, Inc., a Texas corporation (the “Company”), EXCO/HGI JV Assets, LLC, a Delaware limited liability company (“E/H-JV”) and EXCO Holding MLP, Inc., a Texas corporation (“EXCO Holding” and, together with E/H-JV, collectively, the “Guarantors”), and Wilmington Trust Company, a Delaware banking corporation, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company, the Subsidiary Guarantors (as defined therein) from time to time party thereto and the Trustee are parties to that certain Indenture (as amended or supplemented, the “Indenture”), dated as of September 15, 2010, among the Company, each of the Company’s subsidiaries that are signatories thereto and the Trustee, as supplemented by that certain First Supplemental Indenture (herein so called) dated as of September 15, 2010, to provide for the issuance by the Company from time to time of its senior unsecured debt securities (the “Debt Securities”) to be issued in one or more series as provided in the Indenture;

WHEREAS, the Company has designated each of the Guarantors as a Restricted Subsidiary under the Indenture;

WHEREAS, the Company is required to cause each Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which such Guarantor shall unconditionally and irrevocably guarantee the Company’s obligations with respect to the Debt Securities on the terms set forth in the Indenture; and

WHEREAS, pursuant to Sections 8.02 and 8.07 of the First Supplemental Indenture, the Company and the Trustee are authorized to execute and deliver this Second Supplemental Indenture.

NOW, THEREFORE, for and in consideration of the foregoing premises, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Debt Securities, as follows:

1. Capitalized Terms. Initially capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Agreement to Become Guarantor. Each of the Guarantors hereby unconditionally and irrevocably guarantees the Company’s obligations under the Debt Securities and the Indenture on the terms and subject to the conditions set forth in Article 9 of the First Supplemental Indenture and agrees to be bound by all other provisions of the Indenture and the Debt Securities applicable to a “Subsidiary Guarantor” therein.

3. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Second Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Debt Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

4. Notices. For purposes of Section 105 of the Indenture, the address for notices to the Guarantor shall be:

EXCO/HGI JV Assets, LLC

c/o EXCO Resources, Inc.

12377 Merit Drive, Suite 1700

Dallas, TX 75251

EXCO Holding MLP, Inc.

c/o EXCO Resources, Inc.

12377 Merit Drive, Suite 1700

Dallas, TX 75251

5. Governing Law. This Second Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

6. Counterparts. The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

7. Effect of Headings. The section headings herein are for convenience only and shall not affect the construction hereof.

8. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Guarantors.

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, all as of the date first above written.

EXCO RESOURCES, INC.

By:	/s/ William L. Boeing
Name: William L. Boeing
Title: Vice President and General Counsel

EXCO/HGI JV Assets, LLC, as Guarantor

By:	/s/ Rick Hodges
Name: Rick Hodges
Title: Vice President - Land

EXCO Holding MLP, Inc., as Guarantor

By:	/s/ William L. Boeing
Name: William L. Boeing
Title: Vice President and General Counsel

Signature Page to Second Supplemental Indenture

WILMINGTON TRUST COMPANY, as Trustee

By:	/s/ W. Thomas Morris, II
Name: W. Thomas Morris, II
Title: Vice President

Signature Page to Second Supplemental Indenture